Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Syndax Pharmaceuticals, Inc. (the “Company”) for the period ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2020	By	/s/ Briggs W. Morrison, M.D.
Briggs W. Morrison, M.D. Chief Executive Officer

Date: August 6, 2020	By	/s/ Daphne Karydas
Daphne Karydas Chief Financial Officer and Treasurer